Cypress Environmental Partners GP, LLC 8-K

Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS SECOND QUARTER RESULTS

TULSA, August 16, 2021 - Today, Cypress Environmental Partners, L.P., (NYSE: CELP) (“Cypress”) reported its financial results for the three months ended June 30, 2021.

HIGHLIGHTS

➢	Consolidated revenue of $31.9 million for second quarter 2021, an increase of 18% compared to first quarter 2021.
➢	Consolidated gross margin of $4.4 million for second quarter 2021, an increase of 52% compared to first quarter 2021.
➢	Net loss attributable to common unitholders of $2.9 million for the three months ended June 30, 2021.
➢	Adjusted EBITDA of $0.5 million for the three months ended June 30, 2021.
➢	Distributable cash flow (DCF) of ($1.4 million) for the three months ended June 30, 2021.
➢	Common unit and preferred unit distributions remain suspended as Cypress focuses on reducing debt.

SECOND QUARTER 2021 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	June 30,
	2021	2020
	(Unaudited)
	(in thousands, except per unit amounts)

Net (loss) income	$(2,027)	$381
Net loss attributable to common unitholders	$(2,899)	$(1,349)
Net loss per limited partner unit – basic and diluted	$(0.23)	$(0.11)
Adjusted EBITDA (1)	$497	$3,121
Distributable cash flow (1)	$(1,446)	$255

(1)       This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure in schedules at the end of this press release.

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

CEO'S PERSPECTIVE

“Our Q2 revenue and gross margin results are meaningfully better than Q1, but our EBITDA and DCF results are still weak and disappointing. I continue to be pleased with and proud of our employees who have worked hard in a challenging COVID-19 environment that has made sales and live in-person interaction with customers difficult. We have made solid progress this year on business development courting new customers via video conference and believe the results of those efforts will be seen in future periods. The sales process typically takes many months, given how customers run tenders, select, and onboard new vendors,” said Peter C. Boylan III, Chairman, President, and CEO.

“Our Inspection Services segment has seen slow but steady improvement across all four service lines, and we are awaiting customer feedback on some significant outstanding bids. We remain focused on working capital and margins with customers. Volumes improved in our Environmental Services segment as activity and drilling rigs increased in North Dakota.”

“We remain focused on long-term diversification efforts to offer our inspection services to other industries, including municipal infrastructure, water, sewer, electrical transmission, bridge infrastructure, and renewables (such as wind, solar, and hydroelectric). During the quarter, we submitted several additional bids and are awaiting the outcome. Year to date, approximately 50% of our inspection work is for regulated public utility companies that are not exposed to commodity price risk.”

“Our leverage remains elevated given the decline in our trailing twelve-month EBITDA. Despite reducing our outstanding indebtedness under our credit facility by 11% or $6.7 million from December 31, 2020, we still have too much debt for our current earnings. The lenders under our credit facility have agreed to amend the facility to remove the financial covenant ratios for the remaining term of the facility, which matures in May 2022. We appreciate that the lenders have remained supportive as we navigate the current challenging market conditions.”

SEGMENT UPDATE

Inspection Services

➢	During the second quarter Cypress had an average headcount of 473 inspectors working throughout the United States. Although several large projects that had been previously awarded were cancelled in 2020 with the economic downturn, Cypress continues to bid and win new work. Headcount in 2021 has remained low, as customers continue to evaluate their spending plans. Cypress has remained focused on its margins with each customer. The monthly average inspector headcount reached a low of approximately 440 in January 2021 and increased to approximately 480 in June 2021.
➢	A significant majority of the Inspection Services segment’s revenues during 2021 have been generated from maintenance projects and from services to public utility customers, rather than from new construction projects tied to commodity prices.
➢	Cypress continues to aggressively pursue organic business development (despite the work-from-home environment that has precluded in-person meetings with customers) and has successfully been awarded some new customer contracts and has renewed existing contracts. Some prospective customers are now allowing some limited in-person meetings.

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

➢	Legal expenses in the quarter remain elevated and were $0.7 million due primarily to costs associated with Fair Labor Standards Act employment litigation and certain other employment-related lawsuits and claims.

Pipeline & Process Services (“PPS”)

➢	Activity slowed toward the end of 2020 and was slow at the start of 2021, as many projects that began prior to the pandemic were completed earlier in 2020. The PPS segment implemented substantial salary reductions, furloughs, and reductions-in-force in the first quarter 2021. Q1 Revenues were very weak but increased to $1.4 million in Q2.
➢	The majority of the PPS segment’s revenues during second quarter 2021 were generated from maintenance projects, rather than new construction projects.

Water & Environmental Services (“Environmental Services”)

➢	Cypress’s water treatment facilities generally receive more water when its customers’ oil production increases from the completion of new oil wells in North Dakota. Eighteen drilling rigs are currently operating in North Dakota, an increase of approximately 64% compared to only eleven at the end of 2020. This compares to 53 rigs in February 2020, prior to the COVID-19 pandemic. The volume of water processed reached a low of 0.4 million barrels in February 2021 and increased to 0.5 million barrels in June 2021.
➢	Several North Dakota customers have recently divested their assets to new buyers that may have a stronger interest in expanding their production.

COMMON UNIT & PREFERRED UNIT DISTRIBUTIONS

In July 2020, Cypress announced that it had suspended common unit distributions. Cypress’s credit facility, as amended in 2021, contains significant restrictions on the payment of distributions. As a result, Cypress does not expect to pay significant distributions in the near term; instead, Cypress expects to continue to use available cash to pay down debt and for working capital needs. The preferred units accrue preferred distributions at an annual rate of 9.5%. Any such arrearage must be settled before we can resume distributions on our common units.

SECOND QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

Inspection Services

The Inspection Services segment’s results for the three months ended June 30, 2021 and 2020 were:

➢	Revenue - $29.4 million and $43.3 million, respectively, a decrease of 32%.
➢	Gross Margin - $3.4 million and $4.4 million, respectively, a decrease of 24%.

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

Pipeline & Process Services (“PPS”)

The PPS segment’s results for the three months ended June 30, 2021 and 2020 were:

➢	Revenue - $1.4 million and $7.2 million, respectively, a decrease of 81%.
➢	Gross Margin – $0.3 million and $2.1 million, respectively, a decrease of 85%.

Water & Environmental Services (“Environmental Services”)

The Environmental Services segment’s results for the three months ended June 30, 2021 and 2020 were:

➢	Revenue - $1.1 million and $1.3 million, respectively, a decrease of 11%.
➢	Gross Margin - $0.7 million and $0.8 million, respectively, a decrease of 14%.

CAPITALIZATION, LIQUIDITY, AND FINANCING

Cypress had outstanding borrowings of $55.3 million on its credit facility and cash and cash equivalents of $4.6 million at June 30, 2021. The credit facility was amended in August 2021 to remove the financial ratio covenants. As part of that amendment, the total capacity of the facility was reduced from $75 million to $70 million. As part of its efforts to reduce outstanding debt and working capital requirements, Cypress will consider all options, including asset sales and discontinuing unprofitable service lines and/or segments.

CAPITAL EXPENDITURES

During the quarter, Cypress had $0.1 million in capital expenditures, which are reflective of an attractive business model that requires minimal capital expenditures.

QUARTERLY REPORT

Cypress filed its quarterly report on Form 10-Q for the three months ended June 30, 2021 with the Securities and Exchange Commission today. Cypress will also post a copy of the Form 10-Q on its website at www.cypressenvironmental.biz.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Cypress's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including revenues, net income or loss attributable to limited

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

partners, net cash provided by or used in operating activities, or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity, or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by Cypress may not be comparable to similarly-titled measures of other entities because other entities may not calculate their measures in the same manner.

Cypress defines adjusted EBITDA as net income or loss exclusive of (i) interest expense, (ii) depreciation, amortization, and accretion expense, (iii) income tax expense or benefit, (iv) equity-based compensation expense, (v) and certain other unusual or nonrecurring items. Cypress defines adjusted EBITDA attributable to limited partners as adjusted EBITDA exclusive of amounts attributable to the general partner and to noncontrolling interests. Cypress defines distributable cash flow as adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions paid or accrued on preferred equity. Management believes these measures provide investors meaningful insight into results from ongoing operations.

These non-GAAP financial measures are used as supplemental liquidity and performance measures by Cypress's management and by external users of its financial statements, such as investors, banks, and others to assess:

➢	financial performance of Cypress without regard to financing methods, capital structure or historical cost basis of assets;
➢	Cypress's operating performance and return on capital as compared to those of other companies, without regard to financing methods or capital structure; and
➢	the ability of Cypress's businesses to generate sufficient cash to pay interest costs, support its indebtedness, and make cash distributions to its unitholders.

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and utility industries, including pipeline & infrastructure inspection, nondestructive examination testing, various integrity services, and pipeline & process services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2021 and December 31, 2020
(in thousands)
	June 30,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$ 4,570	$ 17,893
Trade accounts receivable, net	21,419	18,420
Prepaid expenses and other	2,084	2,033
Total current assets	28,073	38,346
Property and equipment:
Property and equipment, at cost	26,912	26,929
Less: Accumulated depreciation	17,713	16,470
Total property and equipment, net	9,199	10,459
Intangible assets, net	16,051	17,386
Goodwill	50,428	50,389
Finance lease right-of-use assets, net	467	607
Operating lease right-of-use assets	1,733	1,987
Debt issuance costs, net	848	242
Other assets	671	570
Total assets	$ 107,470	$ 119,986

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$ 1,270	$ 2,070
Accounts payable - affiliates	29	58
Accrued payroll and other	7,675	4,876
Income taxes payable	32	328
Finance lease obligations	239	250
Operating lease obligations	415	439
Current portion of long-term debt	55,329	-
Total current liabilities	64,989	8,021
Long-term debt	-	62,029
Finance lease obligations	187	300
Operating lease obligations	1,306	1,549
Other noncurrent liabilities	380	182
Total liabilities	66,862	72,081

Owners' equity:
Partners’ capital:
Common units (12,339 and 12,213 units outstanding at
June 30, 2021 and December 31, 2020, respectively)	20,875	27,507
Preferred units (5,769 units outstanding at June 30, 2021 and December 31, 2020)	46,357	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,766)	(2,655)
Total partners' capital	38,590	43,267
Noncontrolling interests	2,018	4,638
Total owners' equity	40,608	47,905
Total liabilities and owners' equity	$ 107,470	$ 119,986

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2021 and 2020
(in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$ 31,856	$ 51,688	$ 58,802	$ 120,171
Costs of services	27,453	44,307	51,503	104,835
Gross margin	4,403	7,381	7,299	15,336

Operating costs and expense:
General and administrative	4,478	4,926	8,804	10,866
Depreciation, amortization and accretion	1,236	1,211	2,475	2,419
Gain on asset disposals, net	(1)	(11)	(38)	(23)
Operating income	(1,310)	1,255	(3,942)	2,074

Other (expense) income:
Interest expense	(888)	(1,152)	(1,690)	(2,276)
Foreign currency gains (losses)	76	184	145	(273)
Other, net	121	165	237	270
Net (loss) income before income tax expense	(2,001)	452	(5,250)	(205)
Income tax expense (benefit)	26	71	(76)	291
Net (loss) income	(2,027)	381	(5,174)	(496)

Net (loss) income attributable to noncontrolling interests	(161)	697	(655)	609
Net loss attributable to partners / controlling interests	(1,866)	(316)	(4,519)	(1,105)

Net income attributable to preferred unitholder	1,033	1,033	2,066	2,066
Net loss attributable to common unitholders	$ (2,899)	$ (1,349)	$ (6,585)	$ (3,171)

Net loss per common limited partner unit:
Basic and diluted	$ (0.23)	$ (0.11)	$ (0.54)	$ (0.26)

Weighted average common units outstanding:
Basic and diluted	12,339	12,209	12,291	12,153

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Distributable Cash Flow

	Three Months ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
	(in thousands)

Net (loss) income	$ (2,027)	$ 381	$ (5,174)	$ (496)
Add:
Interest expense	888	1,152	1,690	2,276
Depreciation, amortization and accretion	1,410	1,447	2,853	2,927
Income tax expense (benefit)	26	71	(76)	291
Equity-based compensation expense	276	254	529	518
Foreign currency losses	-	-	-	273
Less:
Foreign currency gains	76	184	145	-
Adjusted EBITDA	$ 497	$ 3,121	$ (323)	$ 5,789

Adjusted EBITDA attributable to noncontrolling interests	(43)	844	(418)	906
Adjusted EBITDA attributable to limited partners / controlling interests	$ 540	$ 2,277	$ 95	$ 4,883

Less:
Preferred unit distributions paid or accrued	1,033	1,033	2,066	2,066
Cash interest paid, cash taxes paid, and maintenance capital expenditures	953	989	2,594	2,194
Distributable cash flow	$ (1,446)	$ 255	$ (4,565)	$ 623

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

Reconciliation of Net Loss Attributable to Limited Partners to Adjusted
EBITDA Attributable to Limited Partners and Distributable Cash Flow
	Three Months ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
	(in thousands)

Net loss attributable to limited partners	$ (1,866)	$ (316)	$ (4,519)	$ (1,105)
Add:
Interest expense attributable to limited partners	886	1,152	1,685	2,276
Depreciation, amortization and accretion attributable to limited partners	1,294	1,318	2,621	2,653
Income tax expense (benefit) attributable to limited partners	26	53	(76)	268
Equity based compensation expense attributable to limited partners	276	254	529	518
Foreign currency losses attributable to limited partners	-	-	-	273
Less:
Foreign currency gains attributable to limited partners	76	184	145	-
Adjusted EBITDA attributable to limited partners	540	2,277	95	4,883

Less:
Preferred unit distributions paid or accrued	1,033	1,033	2,066	2,066
Cash interest paid, cash taxes paid and maintenance capital expenditures
attributable to limited partners	953	989	2,594	2,194
Distributable cash flow	$ (1,446)	$ 255	$ (4,565)	$ 623

Reconciliation of Net Cash Flows (Used In) Provided by Operating
Activities to Adjusted EBITDA and Distributable Cash Flow
			Six Months ended June 30,
			2021	2020
			(in thousands)

Cash flows (used in) provided by operating activities			$ (2,820)	$ 15,432
Changes in trade accounts receivable, net			2,999	(17,516)
Changes in prepaid expenses and other			(226)	734
Changes in accounts payable and accounts payable - affiliates			845	115
Changes in accrued liabilities and other			(2,647)	5,037
Change in income taxes payable			296	(292)
Interest expense (excluding non-cash interest)			1,278	1,987
Income tax (benefit) expense (excluding deferred tax benefit)			(76)	291
Other			28	1
Adjusted EBITDA			$ (323)	$ 5,789

Adjusted EBITDA attributable to noncontrolling interests			(418)	906
Adjusted EBITDA attributable to limited partners / controlling interests			$ 95	$ 4,883

Less:
Preferred unit distributions paid or accrued			2,066	2,066
Cash interest paid, cash taxes paid, maintenance capital expenditures			2,594	2,194
Distributable cash flow			$ (4,565)	$ 623

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release

Operating Data
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020

Inspection Services segment: Average number of inspectors	473	700	460	858
Average revenue per inspector per week	$4,774	$4,754	$4,608	$4,830
Inspection Services gross margins	11.5%	10.2%	10.9%	10.1%
Pipeline & Process Services segment: Average number of field personnel	13	27	18	27
Average revenue per field personnel per week	$8,083	$20,379	$3,627	$14,431
Pipeline & Process Services gross margins	23.1%	29.5%	(10.8)%	26.5%
Environmental Services segment: Total barrels of saltwater processed (000’s)	1,426	1,769	2,819	4,091
Average revenue per barrel	$0.80	$0.72	$0.82	$0.72
Environmental Services gross margins	63.6%	66.3%	64.7%	63.5%
Cypress consolidated: Capital expenditures (000’s)	$137	$357	$241	$1,497
Common unit distributions (000’s)	$-	$-	$-	$2,564
Preferred unit distributions paid (000’s)	$-	$1,033	$-	$2,066
Preferred unit distributions accrued (000’s)	$1,033	$-	$2,066	$-

Cypress Environmental Partners, L.P. – Q2 2021 Earnings Release